Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into by and among JPMorgan Chase Bank, N.A. (“JPMorgan”); JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust (“Trust”) (hereinafter “Trustee”); and MOSH Holding, L.P. (“MOSH”); Intervenor-Plaintiff Dagger-Spine Hedgehog Corporation (“Dagger-Spine”); Intervenor-Plaintiffs Keith A. Wiegand, Ronnie McGlothlin, Gordon W. Bader, Roger R. Bean, Jennifer J. Bean, Tracey M. Stump, Scott W. Bean, James Blau, Larry W. Bradley, Richard Brown, Scott Curran, Ron Davis, Mark Dittus, John C. Easton, Jamie Arnold, John Easton Schwab Brokerage, John Easton Schwab Roth, John Easton Schwab IRA, John Easton Scottrade Brokerage, John Easton Trust, Jamie Arnold Schwab IRA, Vicki Easton Schwab IRA, James Figielski, James Figielski Pension Plan, Ami Schecter, Ami Schecter Roth IRA, Kathleen Friend, Patricia L. Hendrix, Ben Hoos, Matt Hoos, Philip Hoos, John W. Hovanec, Nicole M. Kimball, Matthew J. King, Darrell M. Leis, J.D. Maddox, Roy G. Maddox, John McCall, Katrina McGlothlin, Mary R. McNamara, Michael E. McNamara, Monika Meier, Mallory Mikkelsen, Dean P. Miles, Elizabeth A. Miles-Cunningham, Lori Miles, Robert M. Miles, Sharon A. Miles, William Kevin Miles, Gara Sue Pelcher, Jeffrey T. Pelcher, The Pelcher Company Keogh Plan, Jeffrey Thomas Pelcher Custodial for Nathan Allen Pelcher Roth IRA, Gara Pelcher Ten Com, Jeffrey T. Pelcher Custodial for Derrick T. Pelcher, Jeffrey T. Pelcher Custodial for Nathan A. Pelcher, Adriene Rohleder, John Selep, John M. Speight, Gordon A. Stamper, Jessica Stamper, Armin Sternberg, Robert Todd, T.D. Tommey, Lyle Wagman, Barbara Wiedemann, Knut Wiedemann, Nichole Wiedemann, Jerry L. Wolf, and Galen R. Young (collectively, the “Wiegand Intervenors”); and Mike Beckham, James Benton, Kent Davis, Fred Deaton, Laura Taylor IRA, James Figielski IRA, Mallory & Elaine Mikkelsen Brokerage, Mallory Mikkelsen Roth IRA, Mallory Mikkelsen M-5 Partners Brokerage,  Jeffrey T. Pelcher and Gara Pelcher Ten Com, Ami Schecter IRA, Armin Sternberg Brokerage, and Kent Wiedemann (collectively, the “Wiegand Additional Parties”) (the Wiegand Intervenors and the Wiegand Additional Parties are collectively referred to hereinafter as the “Wiegand Group”) (MOSH, Dagger-Spine, and the Wiegand Group are collectively referred to hereinafter as “Plaintiffs;” and JPMorgan, the Trustee, MOSH, Dagger-Spine, and the Wiegand Group are collectively referred to hereinafter as the “Parties”) to settle the disputes described more fully below, including Cause No. 2006-01984, MOSH Holding, L.P., et al. v. Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA) Inc.; and JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust, in the 334th District Court of Harris County, Texas (the “Litigation”).

RECITALS

The Parties have entered into this Agreement under the following circumstances and to effectuate the following aims and purposes, inter alia:

A.            The Plaintiffs are record holders of certificates or “units” representing beneficial interest in the Trust (the Plaintiffs and all other unitholders, collectively, the “Unitholders”), which was created by a Royalty Trust Indenture (“Trust Indenture”) dated December 1, 1982, entered into by the predecessor-in-interest to the Trustee and the predecessor-in-interest to Pioneer Natural Resources USA, Inc. (collectively, with its parent company, Pioneer Natural Resources Company, referred to hereinafter as “Pioneer”). The purpose of the Trust is to hold an interest in the Mesa Offshore Royalty Partnership (“Partnership”), to discharge liabilities incurred in the operation of the Trust, and to distribute remaining amounts to the Unitholders.  The Unitholders who are Parties to this Agreement (as set forth on Exhibit 1) own approximately one-third of the outstanding Trust units.

B.            Pioneer is the Managing General Partner of the Partnership and owns a 0.01 percent share of the Partnership. JPMorgan, in its capacity as Trustee, is a Partner in the Partnership and owns a 99.99 percent share of the Partnership on behalf of the Trust.  The Partnership was created by Articles of General Partnership dated November 30, 1982, and amended by First Amended and Restated Articles of General Partnership dated December 1, 1982; Amendment to First Amended and Restated Articles of General Partnership dated December 27, 1985; and Second Amendment to First Amended and Restated Articles of General Partnership dated January 5, 1994 (collectively, as amended, the “Partnership Agreement”).  The Partnership Agreement was entered into by the predecessors-in-interest to Pioneer and the Trustee. The purpose of the Partnership is to receive and hold certain overriding royalty interests in offshore oil and gas leases, which were conveyed to the Partnership in an Overriding Royalty Conveyance (“Conveyance”) dated December 1, 1982, entered into by Pioneer’s predecessor-in-interest and the Partnership; to discharge liabilities incurred in the operation of the Partnership; and to distribute remaining amounts to the partners of the Partnership.

C.            On or about January 20, 2003, Woodside Energy (USA) Inc. (“Woodside”) asserts that it entered into a “farmout agreement” with Pioneer, under which Pioneer purportedly transferred to Woodside certain of Pioneer’s right, title, and interest in leasehold rights burdened by the overriding royalty interests owned by the Partnership.  Plaintiffs contend that the agreement between Pioneer and Woodside was not a valid farmout as defined under the Conveyance.

D.            In this Litigation, Plaintiffs have asserted, inter alia, claims against Pioneer related to the “farmout agreement” and arising out of Pioneer’s contractual and fiduciary duties in the Conveyance and Partnership Agreement. Plaintiffs have also asserted claims against Woodside based on its participation in Pioneer’s alleged breaches of its duties. Plaintiffs have purportedly brought their claims against Pioneer and Woodside on behalf of the Trust and/or Partnership, but Pioneer has challenged the standing of Plaintiffs to pursue such claims.

E.             In this Litigation, Plaintiffs have also asserted claims against the Trustee as a result of the Trustee’s unwillingness to date to pursue the claims Plaintiffs have asserted against Pioneer and Woodside with Trust assets.  The Plaintiffs have also alleged that the Trustee has had, and continues to have, a conflict of interest as the Trustee, due to JPMorgan’s banking relationship with Pioneer including, inter alia, its participation in a multi-bank credit facility to Pioneer.  The Trustee avers that such dual role was specifically envisioned in the original proxy establishing the Trust, has existed throughout the life of the Trust, has not affected its obligations as Trustee, and is not a conflict of interest or a breach of any fiduciary or other duty.

F.             The Trustee has previously taken the position that Plaintiffs, on behalf of the Trust, could pursue claims that the Trust may have against Pioneer arising out of the Partnership Agreement, the Conveyance, and the duties owed to JPMorgan as Trustee of the Trust and as Partner in the Partnership, as well as claims arising from any associated complicit conduct by Woodside (collectively, the “Claims”) as long as such claims were exclusively for the benefit of the Trust and all Unitholders, and at Plaintiffs’ sole expense, with such expense subject to repayment upon success and Court approval.  Specifically, the Trustee has repeatedly stated in public filings:

To date, the Trustee has allowed MHLP to proceed on the issue of whether the farmout by Pioneer was a valid farmout.  While Pioneer has provided a reasoned analysis of why it believes the farmout was in fact valid under the terms of the conveyance, only a court, and not the Trustee, can make a final adjudication.  Further, while MHLP’s claims on the farmout issue may merit adjudication, based on facts known to the Trustee at this time, the Trustee is unable to determine, even if MHLP prevailed on its uncertain liability claims, whether the Trust would realize any economic benefit.  Based on information received to date, the Trustee has not concluded that it would be in the best interest of the unitholders to fund the MHLP claims directly with Trust funds.  However, as noted above, the Trustee has not opposed MHLP’s pursuit of its claims on behalf of the unitholders at their own expense, which reasonable expenses would be subject to repayment if the claims proved successful and a benefit were conferred upon all unitholders of the Trust.

Plaintiffs disagree with the position taken by the Trustee and assert that the Trustee should have brought suit against Pioneer and Woodside for the reasons stated in the Litigation.

G.            The Plaintiffs now seek 1) resignation by the Trustee, 2) appointment by the Court of a successor or temporary trustee, and 3) authorization from the successor or temporary trustee to pursue the Litigation directly in the name of the Trust, for the benefit of all Unitholders.

H.            Neither JPMorgan nor the Trustee makes any promises, representations, or warranties as to whether a successor or temporary trustee will authorize or pursue this Litigation.  Such a decision will be within the sole discretion of the successor or temporary trustee.

I.              Accordingly, controversies exist regarding whether the Trustee is liable as Plaintiffs allege and regarding whether Plaintiffs have standing to pursue claims on behalf of the Trust.  By reason of such controversies, the Parties have had arms-length negotiations regarding this Agreement and while denying liability, acknowledge the costs, hazards, uncertainties, and pitfalls of litigation and desire to enter into this Agreement in order to settle these controversies.  As such, the Parties have agreed to the settlement and compromise of any and all claims the Plaintiffs may have against JPMorgan or the Trustee, as well as to the Trustee’s formal resignation, all expressly conditioned on approval by the Court, as set forth herein.

IT IS THEREFORE AGREED:

1.             CONSIDERATION.  The Parties acknowledge the receipt and adequacy of consideration for this Agreement, as expressed in part by the Recitals (which are incorporated herein by reference) and the covenants of this Agreement.  The Parties also acknowledge the adequacy of the consideration as reflected in the payments and agreements described as follows:

a.             If this Agreement is approved by the Court as set forth herein, JPMorgan individually or as Trustee shall: 1) formally resign as Trustee of the Trust, effective at 12:01 a.m. on January 14, 2008.  To avoid a vacancy, Plaintiffs shall petition the Court for the appointment of a successor or temporary trustee under Sections 113.083 and/or 112.054 of the Texas Trust Code; and 2) thirty-one days after the Court enters an order that approves and effectuates this Agreement (“Court Approval Date”), JPMorgan, individually, shall pay to Plaintiffs One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in cash (“JPMorgan Payment”), to reimburse Plaintiffs for legal fees and expenses incurred through the Court Approval Date in pursuing claims for the benefit of the Trust.  The JPMorgan Payment shall be made to Plaintiffs’ counsel in the form of a wire transfer to Boyer & Ketchand, a Professional Corporation, Encore Bank, Account Number 022002059, ABA Number 113093849 and shall not be any part of the indebtedness evidenced by the Note, as defined in paragraph d below.  All of the Parties and their counsel agree that neither JPMorgan nor the Trustee shall have any responsibility for the division of the JPMorgan Payment amongst the Plaintiffs’ counsel, the Plaintiffs, and any of the Unitholders, nor any responsibility to any third party that provided services to Plaintiffs’ or their counsel.

b.             Plaintiffs shall: 1) join Trustee and JPMorgan in requesting the Court to approve this Agreement and to execute an order that contains the terms and provisions as set out in Section 2 of this Agreement; and 2) request the Court to appoint a successor or temporary trustee.  Whether the successor or temporary trustee authorizes or pursues this Litigation will have no bearing on this settlement and shall not prevent this Agreement from becoming effective if approved by the Court as set forth herein.

c.             Any reasonable legal fees and expenses incurred by the Plaintiffs in pursuing the Claims after the Court Approval Date shall be reimbursed solely out of any settlement or final judgment proceeds (“Proceeds”) obtained by the Plaintiffs in pursuing the Claims after such reasonable fees and expenses have been approved by the Court.  Any settlement with or satisfaction of judgment from Pioneer or Woodside either must be entirely in cash or else contain a cash component sufficient to provide for the immediate repayment in full of the Trust’s then indebtedness under the Note (as Note is defined in paragraph d below), unless consented to in writing by JPMorgan, as lender.

d.             JPMorgan, individually as a lender, previously entered into a Demand Promissory Note and an Amended and Restated Promissory Note (collectively, the “Note”) for up to an aggregate principal amount of Three Million Dollars ($3,000,000), with the Trust as the borrower, for use by the Trustee to pay the Trust’s outstanding expenses, secured by Trust assets.  Such Note was necessary to maintain the Trust operations through at least the Court Approval Date.  As part of this Agreement, JPMorgan agrees that the successor or temporary trustee, if one is appointed by the Court after JPMorgan’s resignation, may draw down any remaining available funds under the Note, for the Trust’s operating expenses, at the successor or temporary trustee’s discretion.  JPMorgan has agreed to extend the stated maturity date of the Note from December 31, 2007 until the earlier of 1) December 31, 2009; 2) thirty-one days after the Trust’s receipt of any settlement proceeds, recovery, or judgment in this Litigation; 3) final liquidation of the Trust’s assets; or 4) such other events described in the Note.  The Parties acknowledge and agree that any and all funds disbursed pursuant to the Note are secured by the Trust assets, including, without limitation, any settlement proceeds, recovery, or judgment in this Litigation.  The Parties also acknowledge and agree that in no event shall JPMorgan be required to advance any additional funds to the Trust other than the funds which are the subject of the Note.  Copies of the Amended and Restated Promissory Note and First Amendment to Pledge Agreement that incorporate the above agreements are attached hereto as Exhibits 2 and 3, respectively.  The Parties agree that, if the Court approves this Agreement as required under Section 2 herein by January 14, 2008, the principal outstanding balance on the Note shall not exceed $2.2 million as of that date, leaving at least $800,000 available for use by the successor or temporary trustee, subject to the terms of the Note.

e.             The agreements contained in this Section shall serve as further consideration for the execution of this Agreement and as full satisfaction of all claims released by the Parties as described herein.

2.             CONDITIONS PRECEDENT.  The Parties agree that this Agreement and their respective obligations hereunder shall be effective only upon the occurrence of the following conditions precedent or upon express written waiver of such conditions precedent by all Parties:

a.             Within five days of the execution of this Agreement by all Parties, the Parties shall seek Court approval of this Agreement by filing a Joint Motion to Approve Settlement Agreement (the “Motion”), along with a copy of this Agreement and a proposed order granting the Motion.

b.             The Parties shall request the Court to set a hearing on the Motion to occur no fewer than thirty days after the Trustee provides notice thereof to the Unitholders.

c.             The Trustee shall provide notice of this Agreement and the hearing on the Motion to all beneficiaries of the Trust in accord with Sections 115.015 and 115.016 of the Texas Trust Code.  The costs of providing the notice shall be borne by the Trust.

d.             The Parties shall submit a proposed order approving the Motion and this Agreement substantially in the form attached as Exhibit 4 to this Agreement.

e.             A necessary prerequisite to the enforceability of this Agreement is execution by the Court of an order substantially in the form of Exhibit 4 attached hereto that specifically 1) approves this Agreement, 2) finds that this Agreement is in the best interest of the Trust and the Unitholders/beneficiaries, 3) accepts JPMorgan’s resignation as Trustee of the Trust, and 4) dismisses the claims between these parties relating to the Trust with prejudice.

3.             ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES.  Each of the Parties to this Agreement acknowledges, represents, and warrants to the other Parties hereto as follows:

a.             This Agreement is the product of arms-length negotiations between the Parties;

b.             That he, she, or it has been fully informed and has full knowledge of the terms, conditions, and effects of this Agreement and is relying on his, her, or its own judgment in executing this Agreement;

c.             That he, she, or it has been represented by independent legal counsel of his, her, or its choice throughout all negotiations preceding execution of this Agreement and has received the advice of such attorneys in entering into this Agreement and such attorneys have fully informed him, her, or it of the content and legal consequences of this Agreement and the actions contemplated herein;

d.             That he, she, or it, either directly or through independently retained attorneys, has fully investigated to his, her, or its satisfaction all facts surrounding the various claims, controversies, and disputes and is fully satisfied with the terms and effects of this Agreement;

e.             That no promise or inducement has been offered or made to him, her, or it, except as expressly stated in this Agreement;

f.              That this Agreement is executed without reliance on any statement or representation by JPMorgan, either individually or as Trustee, any agent of JPMorgan, any third party, or any third party’s agent, other than expressly contained in this Agreement, and that this Agreement supersedes all prior negotiations and discussions;

g.             That he, she, or it is the sole owner of the claims or causes of action that he, she, or it has released in this Agreement and that he, she, or it has not previously assigned or transferred or purported to assign or transfer any interest in any such claims or causes of action to any other person or entity;

h.             That he, she, or it is not in a disparate bargaining position with respect to the negotiation of this Agreement and is executing this Agreement of his, her, or its own free will, act, and deed; and

i.              That he, she, or it has full authority to enter into this Agreement and is competent to do so, and that this Agreement constitutes a legal, valid, and binding obligation enforceable against him, her, or it in accordance with its terms.  Keith Wiegand, Ronnie McGlothlin, Robert Miles, and their counsel have the express authority to bind the Wiegand Intervenors to this Agreement.  Keith Wiegand, Ronnie

McGlothlin, and Robert Miles have the express authority to bind the Wiegand Additional Parties.

In addition to the foregoing, each of the Parties acknowledges, warrants, and represents to the others that the person executing this Agreement on his, her, or its behalf is duly authorized and empowered to do so and that all corporate and other formalities necessary for approval of this Agreement have been satisfied.  Each of the Parties recognizes and acknowledges that he, she, or it has relied on each of the foregoing agreements, acknowledgments, representations, and warranties in entering into this Agreement, and each agrees that these agreements, acknowledgments, representations, and warranties shall survive the execution of this Agreement.

4.             NO WARRANTIES OF SUCCESS.  It is acknowledged by all Parties to this Agreement that JPMorgan and the Trustee make no warranty or representation of any kind as to:

a.             The ability of or the timing for Plaintiffs to obtain the appointment of a successor or temporary trustee;

b.             The ability of the Plaintiffs or a successor or temporary trustee to prevail in any standing challenge;

c.             The ability of the Plaintiffs or a successor or temporary trustee to prevail on the merits of any claims that they may bring on behalf of the Trust in this Litigation; or

d.             Whether or not a successor or temporary trustee, if one is appointed, will elect to pursue or authorize this Litigation.

Furthermore, regardless of whether 1) the Plaintiffs are able to obtain the appointment of a successor or temporary trustee, 2) any successor or temporary trustee elects to pursue the Litigation, 3) the Plaintiffs or a successor or temporary trustee are ultimately found to have standing, or 4) the Plaintiffs or a successor or temporary trustee prevail in the claims against Pioneer and Woodside, this Agreement shall be final and binding once approved by the Court as provided in Section 2 herein.

5.             RELEASE. Save and except for the agreements, acknowledgments, representations, and warranties contained in this Agreement, effective on the Court Approval Date, Plaintiffs, on behalf of themselves and their successors and assigns, and on behalf of any other persons claiming by, through, or under any of them on the one hand, and JPMorgan individually and in its capacity as Trustee on the other hand, shall release, discharge and acquit each other, as well as any related entities, affiliates, representatives, successors, assigns, agents, attorneys and insurers, from any and all causes of action, claims, demands, debts, liabilities, expenses or costs of any and every character and nature whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, contingent or fixed, whether arising under statutory law or common law, at law or in equity, arising out of any act, omission, representation, communication, conduct or other matter that was made or could have been made the basis of the Litigation, that relate to the Trust or to any acts or omissions of JPMorgan individually and/or as Trustee under the Trust Indenture, the Partnership Agreement, or the

Conveyance.  Such release expressly does not include Pioneer or Woodside or the Trust’s obligations to JPMorgan under the Note.

6.             DISMISSALS AND COVENANTS NOT TO SUE.  Consistent with the releases contained in Section 5, the Court Order provided for in Section 2 shall dismiss Plaintiffs’ claims against JPMorgan, both individually and in its capacity as Trustee, and JPMorgan’s claims against Plaintiffs from the Litigation with prejudice.  The Parties agree not to appeal such dismissal.  Should any of the Parties file such an appeal, that party agrees not to oppose any motion to dismiss such an appeal filed by any of the other Parties and to pay the reasonable attorneys’ fees and expenses incurred by any of the other Parties in obtaining that dismissal or otherwise incurred on appeal.  It is the intent of the Parties that the consideration received pursuant to this Agreement satisfies and finally resolves the controversies released herein, and it is expressly intended and agreed that none of the releasing Parties shall assert against any of the released Parties any future claims, directly or indirectly, based on any conduct, act, or omission encompassed by the releases set forth in Section 5 of this Agreement.  Effective as of the Court Approval Date, JPMorgan also waives and will not assert any claims against any of the Parties for reimbursement, contribution, or indemnity in the event of any claims by a third party to this Agreement.

7.             DENIAL OF LIABILITY.  The Parties agree that this Agreement shall neither constitute nor be construed as an adjudication or finding on the merits of any of the allegations raised in the Litigation and shall not in any manner constitute or be deemed to be an admission of liability or culpability on the part of any of the Parties, all such liability being expressly denied.

8.             DATE AND COUNTERPARTS.  The effective date of this Agreement shall be the last date it is executed by any of the Parties, subject to the Court approval and order required in Section 2 above.  This Agreement may be executed in one or more identical, separate counterparts, each of which shall be an original as against the party who signed it, and all of which shall constitute one and the same instrument.

9.             MISCELLANEOUS.  The Parties further agree as follows:

a.             The headings used in this Agreement are for the sake of convenience and shall not be read to modify or limit the text of the paragraphs they precede.

b.             This Agreement embodies the entire agreement among the Parties hereto and supersedes all prior proposals, negotiations, agreements, and understandings relating to the subject matter hereof, and none of the Parties is relying upon any statement, representation, or promise that is not expressly contained in this Agreement.

c.             This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including purchasers of all or substantially all of the assets of any corporate party hereto.

d.             In the event any litigation is initiated after the date of this Agreement between the Parties with respect to this Agreement, any prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover such party’s reasonable attorneys’ fees from and against any non-prevailing party.

e.             This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Texas.

f.              The Parties agree that should a court be called upon to interpret any provision of this Agreement, previous drafts shall not be used by any of the Parties in any manner to support its interpretation of the meaning of this Agreement.  Each of the Parties and counsel for each of the Parties to this Agreement have reviewed this Agreement and have participated in its drafting, and, accordingly, none of the Parties shall attempt to invoke any rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

g.             In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable in any respect, the remaining portions of this Agreement shall remain in full force and effect.

h.             In the event that this Agreement is approved by the Court, any modification or waiver of any provision of this Agreement, or any consent to any departure from its terms, shall not be binding unless the same is in writing and signed by all of the Parties hereto.

i.              Up until the Court Approval Date, in the event that the Parties mutually agree to modify any of the terms or procedures to be undertaken pursuant to this Agreement or the proposed terms of the Court’s Order, they shall petition the Court, with notice to counsel for the parties to the Litigation, identifying the modification and seeking the Court’s review and/or approval of the modification.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ed Dismukes

Name:	Ed Dismukes

Title:	Vice President

STATE OF OHIO	)
)
COUNTY OF FRANKLIN	)

Subscribed and sworn to before me this 3rd day of December 2007, by Ed  Dismukes, as Vice Presdient for JP Morgan.

/s/ Amber Hollis
Notary Public in and for the State of Ohio

JPMORGAN CHASE BANK, N.A.,
AS TRUSTEE OF THE MESA OFFSHORE TRUST

By: Bank of New York Trust Company, N.A., as attorney-in-fact

By:	/s/ Mike Ulrich

Name:	Mike Ulrich

Title:	Vice President

STATE OF TEXAS	)
)
COUNTY OF TRAVIS	)

Subscribed and sworn to before me this 3rd day of December 2007, by Mike Ulrich, as Attorney-in-Fact for Mesa Offshore Trust.

/s/ Sarah Newell
Notary Public in and for the State of Texas

MOSH HOLDING, L.P.

By:	/s/ Timothy M. Roberson

Name:	Timothy M. Roberson

Title:	President

STATE OF TEXAS	)
)
COUNTY OF HARRIS	)

Subscribed and sworn to before me this 3rd day of December 2007, by Timothy M. Roberson, as President for MOSH Holding, L.P.

/s/ Sheila S. Ferguson
Notary Public in and for the State of Texas

DAGGER-SPINE HEDGEHOG CORPORATION

By:	/s/ Thomas Obenchain

Name:	Thomas Obenchain

Title:	Secretary

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

Subscribed and sworn to before me this 3rd day of December 2007, by Thomas A Obenchain, as Secretary for Dagger-Spine Hedgehog Corporation.

/s/ G. Jean Moore
Notary Public in and for the State of Texas

WIEGAND INTERVENORS AND WIEGAND ADDITIONAL PARTIES

Keith A. Wiegand, Ronnie McGlothlin, and Robert M. Miles on behalf of the following:  Keith A. Wiegand, Ronnie McGlothlin, Gordon W. Bader, Roger R. Bean, Jennifer J. Bean, Tracey M. Stump, Scott W. Bean, James Blau, Larry W. Bradley, Richard Brown, Scott Curran, Ron Davis, Mark Dittus, John C. Easton, Jamie Arnold, John Easton Schwab Brokerage, John Easton Schwab Roth, John Easton Schwab IRA, John Easton Scottrade Brokerage, John Easton Trust, Jamie Arnold Schwab IRA, Vicki Easton Schwab IRA, James Figielski, James Figielski Pension Plan, Ami Schecter, Ami Schecter Roth IRA, Kathleen Friend, Patricia L. Hendrix, Ben Hoos, Matt Hoos, Philip Hoos, John W. Hovanec, Nicole M. Kimball, Matthew J. King, Darrell M. Leis, J.D. Maddox, Roy G. Maddox, John McCall, Katrina McGlothlin, Mary R. McNamara, Michael E. McNamara, Monika Meier, Mallory Mikkelsen, Dean P. Miles, Elizabeth A. Miles-Cunningham, Lori Miles, Robert M. Miles, Sharon A. Miles, William Kevin Miles, Gara Sue Pelcher, Jeffrey T. Pelcher, The Pelcher Company Keogh Plan, Jeffrey Thomas Pelcher Custodial for Nathan Allen Pelcher Roth IRA, Gara Pelcher Ten Com, Jeffrey T. Pelcher Custodial for Derrick T. Pelcher, Jeffrey T. Pelcher Custodial for Nathan A. Pelcher, Adriene Rohleder, John Selep, John M. Speight, Gordon A. Stamper, Jessica Stamper, Armin Sternberg, Robert Todd, T.D. Tommey, Lyle Wagman, Barbara Wiedemann, Knut Wiedemann, Nichole Wiedemann, Jerry L. Wolf, Galen R. Young; Mike Beckham, James Benton, Kent Davis, Fred Deaton, Laura Taylor IRA, James Figielski IRA, Mallory & Elaine Mikkelsen Brokerage, Mallory Mikkelsen Roth IRA, Mallory Mikkelsen M-5 Partners Brokerage, Jeffrey T. Pelcher and Gara Pelcher Ten Com, Ami Schecter IRA, Armin Sternberg Brokerage, and Kent Wiedemann

By:	/s/ Keith A. Wiegand

Name:	Keith A. Wiegand

Title:	Member

STATE OF OKLAHOMA	)
)
COUNTY OF TULSA	)

Subscribed and sworn to before me this 3rd day of December 2007, by Keith A. Wiegand, as                                                                       for                                                               .

/s/ Brenda Nicola
Notary Public in and for the State of Oklahoma

By:	/s/ Ronnie McGlothlin

Name:	Ronnie McGlothlin

Title:	Member

STATE OF OKLAHOMA	)
)
COUNTY OF TULSA	)

Subscribed and sworn to before me this 3rd day of December 2007, by Ronnie McGlothlin, as                                                                       for                                                               .

/s/ Brenda Nicola
Notary Public in and for the State of Oklahoma

By:	/s/ Robert M. Miles

Name:	Robert M. Miles

Title:	Unitholder

STATE OF MISSOURI	)
)
COUNTY OF CASS	)

Subscribed and sworn to before me this 3rd day of December 2007, by Robert Miles, as Unitholder for MOSH.

/s/ Kathy S. Obley
Notary Public in and for the State of Missouri

APPROVED :

By:	/s/ Craig L. Stahl	By:	/s/ Charles A. Sharman
	Craig L. Stahl		Charles A. Sharman
	Andrews Kurth L.L.P.		Nine Greenway Plaza, Suite 3040
	Waterway Plaza Two, Suite 200		Houston, Texas 77046
10001 Woodloch Forest Drive
The Woodlands, Texas 77380

ATTORNEYS FOR JPMORGAN CHASE		By:	/s/ Francis I. Spagnoletti
BANK, N.A., INDIVIDUALLY AND AS			Francis I. Spagnoletti
TRUSTEE OF THE MESA OFFSHORE			Spagnoletti & Co.
TRUST			401 Louisiana, 8th Floor
Houston, Texas 77002

ATTORNEYS FOR: MOSH Holding, L.P.,  Keith A. Wiegand, Ronnie McGlothlin, Gordon W. Bader, Roger R. Bean, Jennifer J. Bean, Tracey M. Stump, Scott W. Bean, James Blau, Larry W. Bradley, Richard Brown, Scott Curran, Ron Davis, Mark Dittus, John C. Easton, Jamie Arnold, John Easton Schwab Brokerage, John Easton Schwab Roth, John Easton Schwab IRA, John Easton Scottrade Brokerage, John Easton Trust, Jamie Arnold Schwab IRA, Vicki Easton Schwab IRA, James Figielski, James Figielski Pension Plan, Ami Schecter, Ami Schecter Roth IRA, Kathleen Friend, Patricia L. Hendrix, Ben Hoos, Matt Hoos, Philip Hoos, John W. Hovanec, Nicole M. Kimball, Matthew J. King, Darrell M. Leis, J.D. Maddox, Roy G. Maddox, John McCall, Katrina McGlothlin, Mary R. McNamara, Michael E. McNamara, Monika Meier, Mallory Mikkelsen, Dean P. Miles, Elizabeth A. Miles-Cunningham, Lori Miles, Robert M. Miles, Sharon A. Miles, William Kevin Miles, Gara Sue Pelcher, Jeffrey T. Pelcher, The Pelcher Company Keogh Plan, Jeffrey Thomas Pelcher Custodial for Nathan Allen Pelcher Roth IRA, Gara Pelcher Ten Com, Jeffrey T. Pelcher Custodial for Derrick T. Pelcher, Jeffrey T. Pelcher Custodial for Nathan A. Pelcher, Adriene Rohleder, John Selep, John M. Speight, Gordon A. Stamper, Jessica Stamper, Armin Sternberg, Robert Todd, T.D. Tommey, Lyle Wagman, Barbara Wiedemann, Knut Wiedemann, Nichole Wiedemann, Jerry L. Wolf, and Galen R. Young

By:	/s/ Robert L. Ketchand
Robert L. Ketchand
Boyer & Ketchand, P.C.
Nine Greenway Plaza, Suite 3100
Houston, Texas 77046

ATTORNEYS FOR MOSH HOLDING,
L.P. AND DAGGER-SPINE HEDGEHOG
CORPORATION

By:	/s/ Melvyn L. Douglas
Melvyn L. Douglas
Melvyn L. Douglas P.C.
5500 Preston Road, Suite 393
Dallas, Texas 75205-2676

ATTORNEY FOR DAGGER-SPINE
HEDGEHOG CORPORATION

By:	/s/ John H. Kim
John H. Kim
The Kim Law Firm
4309 Yoakum Blvd, Suite 2000
Houston, Texas 77006

MOSH Holding v. Pioneer, et al.

Wiegand Group Units

MOSH Units

Dagger-Spine Units

Unitholder	Number of Units
Jamie Arnold Schwab IRA / Jamie Arnold	10,000
Gordon W. Bader	330,305
Jennifer J. Bean	14,000
Roger R. Bean (1)	410,000
Scott W. Bean	79,700
Mike Beckham	25,000
James Benton	50,000
James Blau	23,000
Larry W. Bradley	53,150
Richard Brown	32,000
Scott Curran	70,500
Kent Davis	300,000
Ron Davis	10,000
Fred Deaton	1,960,000
Mark Dittus	163,600

(1)“Roger L. Bean,” listed in the Wiegand Group’s Motion to Substitute Counsel filed May 21, 2007, was a typographical error; there is no member of the W iegand Group named “Roger L. Bean,” and he is not a party to the Settlement Agreement.

Unitholder	Number of Units
John Easton Schwab Brokerage	40,925
John Easton Schwab IRA	45,000
John Easton Schwab Roth	101,000
John Easton Scottrade Brokerage / John Easton Trust / John C. Easton	118,732
Vicki Easton Schwab IRA	71,600
James Figielski IRA / James Figielski	66,000
James Figielski Pension Plan	162,450
Kathleen Friend	1,500
Patricia L. Hendrix	14,718
Ben Hoos	215,300
Matt Hoos	12,200
Philip Hoos	45,239
John W. Hovanec	216,000
Nicole M. Kimball	3,978
Matthew J. King	200,000
Darrell M. Leis	50,024

Unitholder	Number of Units
John McCall	2,000
Ronnie & Katrina McGlothlin	333,333
Michael E. & Mary R. McNamara	57,836
Roy G. & J.D. Maddox	124,377
Monika Meier	20,000
Mallory & Elaine Mikkelsen Brokerage	30,000
Mallory Mikkelsen / Mallory Mikkelsen Roth IRA	80,000
Mallory Mikkelsen M-5 Partners Brokerage	50,000
Dean P. Miles	13,000
Lori Miles	2,220
Robert M. & Sharon A. Miles	3,250,000
William Kevin Miles	202,067
Elizabeth A. Miles-Cunningham	9,850
Gara Sue Pelcher and Jeffrey T. Pelcher	90,000
Gara Pelcher Ten Com / Jeffrey T. Pelcher and Gara Pelcher Ten Com	95,500
Jeffrey T. Pelcher Custodial for Derrick T. Pelcher	100,000
Jeffrey T. Pelcher Custodial for Nathan A. Pelcher	100,000
Jeffrey Thomas Pelcher Custodial for Nathan Allen Pelcher Roth IRA	35,000
The Pelcher Company Keogh Plan	403,805
Adriene Rohleder	217,460

Unitholder	Number of Units
Ami Schecter	90,500
Ami Schecter IRA	90,000
Ami Schecter Roth IRA	220,000
John Selep	75,000
John M. Speight	150,000
Gordon A. Stamper	65,391
Jessica Stamper	4,395
Armin Sternberg Brokerage / Armin Sternberg	149,500
Tracey M. Stump	14,500
Laura Taylor IRA	50,000
Robert Todd	70,000
T.D. Tommey	50,000
Lyle Wagman	193,000
Knut, Barbara, Kent, & Nichole Wiedemann	200,000
Keith A. Wiegand	1,150,000
Jerry L. Wolf	362,035
Galen R. Young	20,000

Unitholder	Number of Units
MOSH Holding, L.P.	7,332,887
Dagger-Spine Hedgehog Corporation	2,548,360
TOTAL UNITS WIEGAND GROUP	13,066,690
TOTAL UNITS MOSH HOLDING, L.P.	7,332,887
TOTAL UNITS DAGGER-SPINE	2,548,360
TOTAL UNITS	22,947,937